SUB-ITEM 77C: Submission of matters to a vote of security holders

(a) Date of meeting and whether it was an annual or special meeting:

	Shareholders Entitled to Vote	Date of Meeting	Annual/Special Meeting
1	Shareholders of the JNAM Guidance – Growth Fund	8/23/17	Special
2	Shareholders of the JNAM Guidance – Moderate Growth Fund	8/23/17	Special
3	Shareholders of the JNAM Guidance – Maximum Growth Fund	8/23/17	Special
4	Shareholders of the JNAM Guidance – Equity 100 Fund	8/23/17	Special
5	Shareholders of the JNAM Guidance – Fixed Income 100 Fund	8/23/17	Special

(b)	Not Applicable

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:

	Special Meetings Held on August 23, 2017	Affirmative Votes	Votes Against/ Withheld	Abstentions

1	Shareholders of the JNAM Guidance – Growth Fund To approve a Plan of Reorganization which provides for the reorganization of the JNAM Guidance – - Growth Fund into the JNL Growth Allocation Fund (formerly, JNL Disciplined Moderate Growth Fund), a series of the JNL Series Trust.	23,401,361.955	406,549.966	1,053,174.080

2	Shareholders of the JNAM Guidance – Moderate Growth Fund To approve a Plan of Reorganization which provides for the reorganization of the JNAM Guidance – Moderate Growth Fund into the JNL Moderate Growth Allocation Fund (formerly, JNL Disciplined Moderate Fund), a series of the JNL Series Trust.	59,375,222.703	1,427,194.447	6,273,082.709

3	Shareholders of the JNAM Guidance – Maximum Growth Fund To approve a Plan of Reorganization which provides for the reorganization of the JNAM Guidance – Maximum Growth Fund into the JNL Aggressive Growth Allocation Fund (formerly, JNL Disciplined Growth Fund), a series of the JNL Series Trust.	15,744,639.299	486,116.408	1,859,173.747

4	Shareholders of the JNAM Guidance – Equity 100 Fund To approve a Plan of Reorganization which provides for the reorganization of the JNAM Guidance – Equity 100 Fund into the JNL Aggressive Growth Allocation Fund (formerly, JNL Disciplined Growth Fund), a series of the JNL Series Trust.	5,963,107.411	167,873.183	289,894.382

5	Shareholders of the JNAM Guidance – Fixed Income 100 Fund To approve a Plan of Reorganization which provides for the reorganization of the JNAM Guidance – Fixed Income 100 Fund into the JNL Conservative Allocation Fund (formerly, JNAM Guidance – Conservative Fund).	6,354,824.682	129,237.302	238,412.204

(d)	Not Applicable.